EXHIBIT 10.4

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

RESOLUTION

December 4, 2009

RESOLVED, that the Board of Directors of the Federal Home Loan Bank of San Francisco hereby approves the 2010 Board of Directors Compensation and Expense Reimbursement Policy attached as Exhibit H.

I certify that this is a true and correct copy of a resolution adopted by the Board of Directors of the Federal Home Loan Bank of San Francisco at its meeting on December 4, 2009.

/s/ Suzanne Titus-Johnson
Suzanne Titus-Johnson, Senior Vice President and General Counsel-Corporate Secretary

Exhibit H

FEDERAL HOME LOAN BANK OF SAN FRANCISCO

Board of Directors

Compensation and Expense Reimbursement Policy

2010

The Board of Directors of the Federal Home Loan Bank of San Francisco hereby establishes the following Compensation and Expense Reimbursement Policy for 2010.

Compensation

To provide the Directors with reasonable compensation for the performance of their duties as members of the Board of Directors and the amount of time spent on official Bank business, the Bank will pay service and meeting fees to each member of the Board of Directors as set forth below.

Position	Maximum Annual Service Fee	Maximum Annual Meeting Fees	Total Maximum Annual Compensation
Chairman	$33,000	$27,000	$60,000
Vice Chairman and Audit Committee Chair	$28,000	$27,000	$55,000
Other Committee Chair and Directors on Audit Committee	$23,000	$27,000	$50,000
Other Directors	$18,000	$27,000	$45,000

Service fees for the above positions will be paid for serving as a director between regularly-scheduled meetings of the Board.

The annual service fee will be pro-rated and paid with the meeting fee, if applicable, at the conclusion of each two-month service period on the Board of Directors (i.e., month-end February, April, June, August, October and December). Any member of the Board of Directors who joins or leaves the Board between service fee payments will receive a pro rata service fee for the number of days the director was on the Board during the service period. Additionally, each director will receive a fee of $5,400 for attending any portion of each of the six regularly scheduled two-day Board meetings.

A Board member may receive a meeting fee for participation in one regularly-scheduled Board meeting by telephone.

No other fee will be paid for participation in meetings of the Board or committees by telephone or participation in other Bank or Federal Home Loan Bank System activities.

The President of the Bank is authorized to interpret this Policy, as necessary, according to applicable statutory, regulatory and policy limits.

Expense Reimbursement

The Bank will reimburse Directors for necessary and reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties, which may include participation in meetings or activities for which no fee is paid.

For expense reimbursement purposes, Directors’ “official duties” include:

1)	Meetings of the Board and Board committees

2)	Meetings requested by the Federal Housing Finance Agency and Federal Home Loan Bank System committees

3)	Meetings of the Council of Federal Home Loan Banks and its committees

4)	Meetings of the Bank’s Affordable Housing Advisory Council

5)	Events attended on behalf of the Bank when requested by the President in consultation with the Chairman

6)	Other events attended on behalf of the Bank with the prior approval of the EEO-Personnel-Compensation Committee of the Board.

Each Director is responsible for making his or her own travel arrangements to attend meetings for which expenses may be reimbursed.

Expenses reimbursable for Directors are the same as the expenses reimbursable for senior officers under the Bank’s Reimbursement and Travel Expense Policy, except that Directors may not be reimbursed for gift or entertainment expenses.

To be reimbursed for allowable expenses, a Director must complete a statement itemizing the expenses within 30 days of completion of any covered trip or activity. The statement, prepared on the Director’s letterhead, must be submitted to the Bank’s Assistant Corporate Secretary and must include the following information:

1)	Meeting(s) or event(s) attended, with dates and locations

2)	Itemization of reimbursable expenses, with supporting receipts for any expense exceeding $50.00

3)	Ticket receipt or e-ticket confirmation for airline travel

4)	To whom reimbursement should be made payable.

Records

The Bank will maintain records of (i) Directors’ attendance at meetings of the Board and Board committees; (ii) total compensation paid; and (iii) expenses reimbursed.

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